Exhibit 99.1

345 Inverness Drive South Building C, Suite 310 Englewood, CO 80112	T 303-858-8358 F 303-858-8431 gevo.com

Gevo Adds William H. Baum to Board of Directors

ENGLEWOOD, Colo., January 19, 2016 (GLOBE NEWSWIRE) — Gevo, Inc. (Nasdaq:GEVO) announced today the appointment of William H. Baum to the Board of Directors of Gevo, Inc. (“Gevo”).  Mr. Baum has worked in the chemical and biobased products and technology industries during his career, with a focus on business development and strategic alliances.  He has worked in renewable fuels and chemicals for the past 18 years with Verenium Corporation, Diversa Corporation and Genomatica, Inc.  Earlier in his career, Mr. Baum worked in the chemical industry with International Specialty Products, Inc. and Betz Laboratories, Inc.  Mr. Baum currently serves as a member of the Board of Directors of Genomatica and previously served as Executive Chairman of the Board of Genomatica.

“I am very pleased to announce Bill’s appointment to the board,” said Dr. Patrick Gruber, Gevo’s Chief Executive Officer. “Bill has great relationships with major players in the chemicals and fuels industry.  He brings significant expertise in the areas of chemicals, strategic alliances, M&A, and biobased products that is highly relevant to Gevo as we continue the commercialization of our isobutanol and related products.”

About Gevo

Gevo is a leading renewable technology, chemical products, and next generation biofuels company. Gevo has developed proprietary technology that uses a combination of synthetic biology, metabolic engineering, chemistry and chemical engineering to focus primarily on the production of isobutanol, as well as related products from renewable feedstocks. Gevo’s strategy is to commercialize biobased alternatives to petroleum-based products to allow for the optimization of fermentation facilities’ assets, with the ultimate goal of maximizing cash flows from the operation of those assets. Gevo produces isobutanol, ethanol and high-value animal feed at its fermentation plant in Luverne, Minn. Gevo has also developed technology to produce hydrocarbon products from renewable alcohols. Gevo currently operates a biorefinery in Silsbee, Texas, in collaboration with South Hampton Resources Inc., to produce renewable jet fuel, octane, and ingredients for plastics like polyester. Gevo has a marquee list of partners including The Coca-Cola Company, Toray Industries Inc. and Total SA, among others. Gevo is committed to a sustainable bio-based economy that meets society’s needs for plentiful food and clean air and water.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to a variety of matters that are not purely statements of historical fact.  These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of Gevo and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and Gevo undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. Although Gevo believes that the expectations reflected in these forward-looking statements are reasonable, these statements involve many risks and uncertainties that may cause actual results to differ materially from what may be expressed or implied in these forward-looking statements. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Gevo in general, see the risk disclosures in the Annual Report on Form 10-K of Gevo for the year ended December 31, 2014, as amended, and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by Gevo.

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